News Release

BNY MELLON REPORTS FOURTH QUARTER 2021 EARNINGS OF
$822 MILLION OR $1.01 PER COMMON SHARE

Revenue up 4% (a)	EPS up 28% (a)	ROE 9% ROTCE 17% (c)	CET1 11.1% Tier 1 leverage 5.5%
(a)    Excluding notable items revenue up 3% and EPS up 8%. See note (c).

NEW YORK, January 18, 2022 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Net income applicable to common shareholders (in millions)	$822	$881	$702	(7)%	17%
Diluted earnings per common share (b)	$1.01	$1.04	$0.79	(3)%	28%
(b)    Includes impact of notable items of $(0.04) per share in 4Q21, $(0.05) per share in 3Q21 and $(0.18) per share in 4Q20. See note (c).

Fourth Quarter Results
Total revenue of $4.0 billion, increased 4%; or 3% excluding notable items (c)
•Fee revenue increased 4%; or 8% excluding money market fee waivers (c)
•Net interest revenue decreased slightly

Provision for credit losses was a benefit of $17 million

Total noninterest expense of $3.0 billion, increased 1%; or
6% excluding notable items (c)

AUC/A of $46.7 trillion, increased 14%
AUM of $2.4 trillion, increased 10%

Securities Services
•Total revenue increased 5%
•Income before taxes increased 63%; or 24% excluding notable items (c)
•Pre-tax operating margin of 19%

Market and Wealth Services
•Total revenue increased 1%
•Income before taxes increased 4%
•Pre-tax operating margin of 43%

Investment and Wealth Management
•Total revenue increased 3%
•Income before taxes decreased 11%
•Pre-tax operating margin of 27%; adjusted pre-tax operating margin – Non-GAAP of 29% (c)

CEO Commentary
“2021 was in many regards a remarkable year for BNY Mellon. We made significant progress towards advancing our strategic priorities and growth agenda, and we delivered solid and improved financial results. Three broad themes really stood out: Our outstanding sales performance and improved broad-based organic growth, the number of innovative products and solutions that we’re bringing to the market across our businesses, and our enhanced effectiveness in delivering the full breadth of Securities Services, Market and Wealth Services, and Investment and Wealth Management with better, more holistic solutions for our clients,” Todd Gibbons, Chief Executive Officer, said.
Mr. Gibbons added, “Full-year EPS of $4.14 was up 8% year-over-year as the benefits of a supportive market backdrop and a benign credit environment together with our meaningfully improved organic growth more than offset the stiff headwind of lower interest rates. Having started 2021 with a significant amount of excess capital combined with our strong capital generation throughout the year allowed us to return $5.7 billion – or 160% of earnings – to our shareholders through common dividends and share repurchases.”

“The pace of innovation across the firm, including in areas such as digital assets, real-time payments, the Future of Collateral and Pershing X – to name just a few – gives me great confidence in our growth prospects. As we look to 2022 and beyond, we expect double-digit EPS growth as we are determined to continue delivering consistent organic growth which, together with the current expectation for higher rates, should allow us to generate positive operating leverage, while at the same time continue investing in the growth and efficiency of our businesses,” Mr. Gibbons concluded.

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(c) For information on these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” on page 12.
Note: Above comparisons are 4Q21 vs. 4Q20, unless otherwise noted.

BNY Mellon 4Q21 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Fee revenue	$3,231	$3,265	$3,114	(1)%	4%
Investment and other revenue	107	129	49	N/M	N/M
Total fee and other revenue	3,338	3,394	3,163	(2)	6
Net interest revenue	677	641	680	6	—
Total revenue	4,015	4,035	3,843	—	4
Provision for credit losses	(17)	(45)	15	N/M	N/M
Noninterest expense	2,967	2,918	2,925	2	1
Income before income taxes	1,065	1,162	903	(8)	18
Provision for income taxes	196	219	148	(11)	32
Net income	$869	$943	$755	(8)%	15%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$822	$881	$702	(7)%	17%

Operating leverage (a)	(217)	bps	304	bps

Diluted earnings per common share	$1.01	$1.04	$0.79	(3)%	28%
Average common shares and equivalents outstanding - diluted (in thousands)	817,345	849,028	891,846
Pre-tax operating margin	27%	29%	24%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 4Q21 vs. 4Q20, unless otherwise stated)

•Total revenue increased 4%, or 3% excluding notable items (a) primarily reflecting:
•Fee revenue increased 4% primarily reflecting the positive impact of higher market values and client volumes, partially offset by higher money market fee waivers. Excluding money market fee waivers, fee revenue increased 8% (a).
•Investment and other revenue increased primarily reflecting the 4Q20 losses on business sales.
•Net interest revenue decreased slightly primarily reflecting lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in fee and other revenue). This was partially offset by the benefit of lower funding and deposits rates and larger deposit and loan balances.
•Provision for credit losses was a benefit of $17 million primarily driven by an improvement in the macroeconomic forecast.
•Noninterest expense increased 1% primarily reflecting higher investments in growth, infrastructure and efficiency initiatives and higher revenue-related expenses, partially offset by lower litigation reserves, severance expense and real estate charges recorded in 4Q20. Excluding the notable items, noninterest expense increased 6% (a).
•Effective tax rate of 18.4%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $46.7 trillion, increased 14%, primarily reflecting net client inflows and higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar.
•AUM of $2.4 trillion, increased 10%, primarily reflecting higher market values and net inflows.

Capital and liquidity
•Repurchased 22 million common shares for $1.2 billion; Dividends of $280 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) of 9%; Return on tangible common equity (“ROTCE”) of 17% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.1%.
•Tier 1 leverage ratio – 5.5%.
•Average liquidity coverage ratio (“LCR”) – 109%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” on page 12 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 4Q21 Earnings Release
FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)			2021 vs.
	2021	2020	2020
Fee revenue	$12,977	$12,515	4%
Investment and other revenue	336	316	N/M
Total fee and other revenue	13,313	12,831	4
Net interest revenue	2,618	2,977	(12)
Total revenue	15,931	15,808	1
Provision for credit losses	(231)	336	N/M
Noninterest expense	11,514	11,004	5
Income before income taxes	4,648	4,468	4
Provision for income taxes	877	842	4
Net income	$3,771	$3,626	4%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$3,552	$3,423	4%

Operating leverage (a)	(386)	bps

Diluted earnings per common share	$4.14	$3.83	8%
Average common shares and equivalents outstanding - diluted (in thousands)	856,359	892,514
Pre-tax operating margin	29%	28%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 2021 vs. 2020, unless otherwise stated)

•Total revenue increased 1% primarily reflecting:
•Fee revenue increased 4% primarily reflecting the positive impact of higher market values and client volumes, and the favorable impact of a weaker U.S. dollar, partially offset by higher money market fee waivers. Excluding money market fee waivers, fee revenue increased 9% (a).
•Net interest revenue decreased 12% primarily reflecting lower interest rates on interest-earning assets, partially offset by the benefit of lower funding and deposits rates and larger deposit, loan and securities balances.
•Provision for credit losses was a benefit of $231 million compared with a provision of $336 million in 2020. The decrease was primarily driven by an improvement in the macroeconomic forecast.
•Noninterest expense increased 5% primarily reflecting incremental investments in growth, infrastructure and efficiency initiatives, higher revenue-related expenses and the unfavorable impact of a weaker U.S. dollar, partially offset by lower occupancy (including the impact of real estate charges recorded in 2020) and lower severance expense.
•Effective tax rate of 18.9%.

Capital and liquidity
•Repurchased 89.7 million common shares for $4.6 billion; Dividends of $1.1 billion to common shareholders (including dividend-equivalents on share-based awards).
•ROE of 9%; ROTCE of 17% (a).

(a)    See “Explanation of GAAP and Non-GAAP financial measures” on page 12 for additional information.

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BNY Mellon 4Q21 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Investment services fees:
Asset Servicing	$984	$979	$896	1%	10%
Issuer Services	253	281	260	(10)	(3)
Total investment services fees	1,237	1,260	1,156	(2)	7
Foreign exchange revenue	148	125	139	18	6
Other fees (a)	28	30	39	(7)	(28)
Total fee revenue	1,413	1,415	1,334	—	6
Investment and other revenue	53	73	30	N/M	N/M
Total fee and other revenue	1,466	1,488	1,364	(1)	7
Net interest revenue	367	349	378	5	(3)
Total revenue	1,833	1,837	1,742	—	5
Provision for credit losses	(7)	(19)	23	N/M	N/M
Noninterest expense	1,490	1,543	1,504	(3)	(1)
Income before taxes	$350	$313	$215	12%	63%

Total revenue by line of business:
Asset Servicing	$1,456	$1,437	$1,357	1%	7%
Issuer Services	377	400	385	(6)	(2)
Total revenue by line of business	$1,833	$1,837	$1,742	—%	5%

Pre-tax operating margin	19%	17%	12%

Securities lending revenue (b)	$45	$45	$36	—%	25%

Metrics:
Average loans	$9,764	$8,389	$8,498	16%	15%
Average deposits	$200,272	$198,680	$188,151	1%	6%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$34.6	$33.8	$30.6	2%	13%
Market value of securities on loan at period end (in billions) (d)	$447	$443	$435	1%	3%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees in the Asset Servicing business.
(c)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Issuer Services business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at Dec. 31, 2021 and Sept. 30, 2021 and $1.5 trillion at Dec. 31, 2020.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $71 billion at Dec. 31, 2021 and $68 billion at Sept. 30, 2021 and Dec. 31, 2020.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 9 for information related to money market fee waivers.
•Asset Servicing – The year-over-year increase primarily reflects higher activity from existing clients, higher market values, strategic equity investment gains and net new business, partially offset by higher money market fee waivers and lower net interest revenue. The sequential increase primarily reflects higher foreign exchange revenue and net interest revenue, partially offset by lower strategic equity investment gains.
•Issuer Services – The year-over-year decrease primarily reflects higher money market fee waivers and lower fees in Corporate Trust, partially offset by higher Depositary Receipts revenue. The sequential decrease primarily reflects seasonally lower Depositary Receipts revenue and lower Corporate Trust fees, partially offset by higher net interest revenue.
•Noninterest expense decreased 1% year-over-year primarily reflecting lower litigation reserves and severance expense, partially offset by higher investments in growth, infrastructure and efficiency initiatives. Excluding the notable items, noninterest expense increased 3%. Sequentially, noninterest expense decreased 3% primarily reflecting lower litigation reserves, partially offset by higher severance. Excluding the notable items, noninterest expense decreased slightly (a).

(a)    Notable items in 4Q21, 3Q21 and 4Q20 include litigation reserves and severance expense. See “Explanation of GAAP and Non-GAAP financial measures” on page 12 for additional information.

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BNY Mellon 4Q21 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Investment services fees:
Pershing	$412	$427	$422	(4)%	(2)%
Treasury Services	170	168	163	1	4
Clearance and Collateral Management	236	228	220	4	7
Total investment services fees	818	823	805	(1)	2
Foreign exchange revenue	21	23	24	(9)	(13)
Other fees (a)	31	31	33	—	(6)
Total fee revenue	870	877	862	(1)	1
Investment and other revenue	6	13	9	N/M	N/M
Total fee and other revenue	876	890	871	(2)	1
Net interest revenue	297	283	292	5	2
Total revenue	1,173	1,173	1,163	—	1
Provision for credit losses	(3)	(16)	8	N/M	N/M
Noninterest expense	674	668	670	1	1
Income before taxes	$502	$521	$485	(4)%	4%

Total revenue by line of business:
Pershing	$553	$566	$563	(2)%	(2)%
Treasury Services	331	326	325	2	2
Clearance and Collateral Management	289	281	275	3	5
Total revenue by line of business	$1,173	$1,173	$1,163	—%	1%

Pre-tax operating margin	43%	44%	42%

Metrics:
Average loans	$40,812	$39,041	$32,939	5%	24%
Average deposits	$100,653	$101,253	$98,670	(1)%	2%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$11.8	$11.2	$10.2	5%	16%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A primarily from the Clearance and Collateral Management and Pershing businesses.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 9 for information related to money market fee waivers.
•Pershing – The year-over-year decrease primarily reflects higher money market fee waivers and the impact of lost business, partially offset by higher market values, client balances and activity from existing clients. The sequential decrease primarily reflects the impact of lost business.
•Treasury Services – The year-over-year increase primarily reflects higher payment volumes and higher net interest revenue driven by higher deposit balances, partially offset by higher money market fee waivers. The sequential increase primarily reflects higher net interest revenue and payment volumes.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher collateral management fees driven by balances and higher clearance volumes. The sequential increase primarily reflects higher clearance volumes.

•Noninterest expense increased year-over-year primarily reflecting higher investments in growth, infrastructure and efficiency initiatives and revenue-related expenses, partially offset by lower severance expense. The sequential increase in noninterest expense primarily reflects higher severance expense.

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BNY Mellon 4Q21 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Investment management fees	$864	$893	$839	(3)%	3%
Performance fees	32	21	45	N/M	(29)
Investment management and performance fees	896	914	884	(2)	1
Distribution and servicing fees	28	28	29	—	(3)
Other fees (a)	22	20	(6)	N/M	N/M
Total fee revenue	946	962	907	(2)	4
Investment and other revenue (b)	23	23	33	N/M	N/M
Total fee and other revenue (b)	969	985	940	(2)	3
Net interest revenue	51	47	50	9	2
Total revenue	1,020	1,032	990	(1)	3
Provision for credit losses	(6)	(7)	(8)	N/M	N/M
Noninterest expense	748	691	687	8	9
Income before taxes	$278	$348	$311	(20)%	(11)%

Total revenue by line of business:
Investment Management	$709	$727	$714	(2)%	(1)%
Wealth Management	311	305	276	2	13
Total revenue by line of business	$1,020	$1,032	$990	(1)%	3%

Pre-tax operating margin	27%	34%	32%
Adjusted pre-tax operating margin – Non-GAAP (c)	29%	36%	34%

Metrics:
Average loans	$12,737	$12,248	$11,497	4%	11%
Average deposits	$18,374	$17,270	$18,144	6%	1%

AUM (in billions) (current period is preliminary) (d)	$2,434	$2,310	$2,211	5%	10%
Wealth Management client assets (in billions) (current period is preliminary) (e)	$321	$307	$286	5%	12%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” on page 12 for information on this Non-GAAP measure.
(d)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(e)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 9 for information related to money market fee waivers.
•Investment Management – The year-over-year decrease primarily reflects higher money market fee waivers, lower seed capital gains and lower performance fees, partially offset by higher market values and net inflows. The sequential decrease primarily reflects lower equity income, the unfavorable impact of a stronger U.S. dollar and higher money market fee waivers, partially offset by the timing of performance fees.
•Wealth Management – The year-over-year increase primarily reflects higher market values, the loss on a business sale in 4Q20 and higher net interest revenue. The sequential increase primarily reflects higher market values and net interest revenue.

•Noninterest expense increased year-over-year and sequentially primarily reflecting higher revenue-related expenses and investments in growth initiatives, partially offset by lower severance expense. The sequential increase was also partially offset by the favorable impact of a stronger U.S. dollar.

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BNY Mellon 4Q21 Earnings Release
OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	4Q21	3Q21	4Q20
Fee revenue	$2	$12	$11
Investment and other revenue	19	23	(28)
Total fee and other revenue	21	35	(17)
Net interest (expense)	(38)	(38)	(40)
Total revenue	(17)	(3)	(57)
Provision for credit losses	(1)	(3)	(8)
Noninterest expense	55	16	64
(Loss) before taxes	$(71)	$(16)	$(113)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The increase in total revenue year-over-year primarily reflects the 4Q20 losses on business sales. The decrease in total revenue sequentially primarily reflects disposal gains recorded in 3Q21.

•Noninterest expense decreased year-over-year primarily reflecting the 4Q20 real estate charges and severance expense, partially offset by higher staff expense. The sequential increase primarily reflects higher staff expense, non-staff-related expenses and severance expense.

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BNY Mellon 4Q21 Earnings Release
NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (a)	4Q21					4Q20
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$—	$—	$—	$—	$—	$(5)	$(56)	$(61)
Net interest revenue	—	—	—	—	—	—	—	—	—	—
Total revenue	—	—	—	—	—	—	—	(5)	(56)	(61)
Total noninterest expense	21	6	1	9	37	84	15	9	57	165
(Loss) income before income taxes	$(21)	$(6)	$(1)	$(9)	$(37)	$(84)	$(15)	$(14)	$(113)	$(226)
(a)    Notable items in 4Q21 include severance expense and litigation reserves. Notable items in 4Q20 include litigation reserves, severance expense, losses on business sales (reflected in investment and other revenue) and real estate charges.

Notable items by business segment (a)	3Q21
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$—	$9	$9
Net interest revenue	—	—	—	—	—
Total revenue	—	—	—	9	9
Total noninterest expense	70	1	1	1	73
(Loss) income before income taxes	$(70)	$(1)	$(1)	$8	$(64)
(a)    Notable items in 3Q21 include litigation reserves, gains on disposals (reflected in investment and other revenue) and severance expense.

Notable items by business segment (a)	2021					2020
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$(1)	$14	$13	$—	$—	$(5)	$(56)	$(61)
Net interest revenue	—	—	—	—	—	—	—	—	—	—
Total revenue	—	—	(1)	14	13	—	—	(5)	(56)	(61)
Total noninterest expense	84	23	4	18	129	84	15	9	57	165
(Loss) income before income taxes	$(84)	$(23)	$(5)	$(4)	$(116)	$(84)	$(15)	$(14)	$(113)	$(226)
(a)    Notable items in 2021 include litigation reserves, severance expense and gains on disposals (reflected in investment and other revenue). Notable items in 2020 include litigation reserves, severance expense, losses on business sales (reflected in investment and other revenue) and real estate charges recorded in 4Q20.

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BNY Mellon 4Q21 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 4Q21, the net impact of money market fee waivers was $243 million, up from $233 million in 3Q21, driven by higher money market balances.

Money market fee waivers
(in millions)	4Q21	3Q21	2Q21	1Q21	4Q20	FY21	FY20
Investment services fees (see table below)	$(148)	$(142)	$(148)	$(109)	$(85)	$(547)	$(209)
Investment management and performance fees	(116)	(109)	(115)	(89)	(56)	(429)	(142)
Distribution and servicing fees	(14)	(11)	(13)	(13)	(8)	(51)	(17)
Total fee revenue	(278)	(262)	(276)	(211)	(149)	(1,027)	(368)
Less: Distribution and servicing expense	35	29	24	23	15	111	31
Net impact of money market fee waivers	$(243)	$(233)	$(252)	$(188)	$(134)	$(916)	$(337)

Impact to investment services fees by line of business (a):
Asset Servicing	$(31)	$(29)	$(30)	$(15)	$(9)	$(105)	$(10)
Issuer Services	(18)	(17)	(16)	(11)	(7)	(62)	(9)
Pershing	(89)	(86)	(91)	(77)	(65)	(343)	(186)
Treasury Services	(10)	(10)	(11)	(6)	(4)	(37)	(4)
Total impact to investment services fees by line of business	$(148)	$(142)	$(148)	$(109)	$(85)	$(547)	$(209)

Impact to fee revenue by line of business (a):
Asset Servicing	$(50)	$(47)	$(50)	$(29)	$(13)	$(176)	$(18)
Issuer Services	(24)	(22)	(22)	(15)	(10)	(83)	(13)
Pershing	(106)	(102)	(99)	(94)	(85)	(401)	(227)
Treasury Services	(14)	(13)	(16)	(9)	(5)	(52)	(6)
Investment Management	(81)	(76)	(85)	(61)	(34)	(303)	(100)
Wealth Management	(3)	(2)	(4)	(3)	(2)	(12)	(4)
Total impact to fee revenue by line of business	$(278)	$(262)	$(276)	$(211)	$(149)	$(1,027)	$(368)
(a)    The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 4Q21 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Dec. 31, 2021	Sept. 30, 2021	Dec. 31, 2020
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.1%	11.7%	13.1%
Tier 1 capital ratio	13.9	14.4	15.8
Total capital ratio	14.8	15.2	16.7
Tier 1 leverage ratio	5.5	5.7	6.3
SLR	6.6	7.0	8.6	(b)
BNY Mellon shareholders’ equity to total assets ratio	9.7%	9.3%	9.8%
BNY Mellon common shareholders’ equity to total assets ratio	8.6%	8.3%	8.8%

Average LCR	109%	111%	110%

Book value per common share	$47.50	$47.30	$46.53
Tangible book value per common share – Non-GAAP (c)	$24.31	$24.88	$25.44
Common shares outstanding (in thousands)	804,145	825,821	886,764
(a)    Regulatory capital ratios for Dec. 31, 2021 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Dec. 31, 2021 was the Standardized Approach, for Sept. 30, 2021 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for Dec. 31, 2020, was the Advanced Approaches.
(b)    Reflects the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 72 basis points at Dec. 31, 2020. The temporary exclusion ceased to apply beginning April 1, 2021.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” on page 12 for information on this Non-GAAP measure.

•CET1 capital totaled $18.7 billion at Dec. 31, 2021, a decrease of $1.1 billion compared with Sept. 30, 2021. The decrease primarily reflects capital deployed through common stock repurchases, unrealized losses on securities available-for-sale and dividends, partially offset by capital generated through earnings and a favorable adjustment to the pension liability.

•During 4Q21, we had net issuances of preferred stock of $297 million which benefited Tier 1 capital at Dec. 31, 2021.

NET INTEREST REVENUE

Net interest revenue				4Q21 vs.
(dollars in millions; not meaningful - N/M)	4Q21	3Q21	4Q20	3Q21		4Q20
Net interest revenue	$677	$641	$680	6%		—%
Add: Tax equivalent adjustment	4	3	3	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$681	$644	$683	6%		—%

Net interest margin	0.71%	0.67%	0.72%	4	bps	(1) bps
Net interest margin (FTE) – Non-GAAP (a)	0.71%	0.68%	0.72%	3	bps	(1) bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” on page 12 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue decreased slightly year-over-year primarily reflecting lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in fee and other revenue). This was partially offset by the benefit of lower funding and deposit rates and larger deposit and loan balances.

•Sequentially, the increase primarily reflects the impact of larger deposit, loan and securities balances and higher short-term rates.

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BNY Mellon 4Q21 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year ended
	Dec. 31, 2021	Sept. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Fee and other revenue
Investment services fees	$2,061	$2,091	$1,969	$8,284	$8,047
Investment management and performance fees	896	913	884	3,588	3,367
Foreign exchange revenue	199	185	187	799	774
Financing-related fees	47	48	46	194	212
Distribution and servicing	28	28	28	112	115
Total fee revenue	3,231	3,265	3,114	12,977	12,515
Investment and other revenue	107	129	49	336	316
Total fee and other revenue	3,338	3,394	3,163	13,313	12,831
Net interest revenue
Interest revenue	729	693	776	2,845	4,109
Interest expense	52	52	96	227	1,132
Net interest revenue	677	641	680	2,618	2,977
Total revenue	4,015	4,035	3,843	15,931	15,808
Provision for credit losses	(17)	(45)	15	(231)	336
Noninterest expense
Staff	1,633	1,584	1,554	6,337	5,966
Software and equipment	379	372	359	1,478	1,370
Professional, legal and other purchased services	390	363	381	1,459	1,403
Sub-custodian and clearing	120	129	116	505	460
Net occupancy	133	120	173	498	581
Distribution and servicing	75	76	75	298	336
Bank assessment charges	30	34	24	133	124
Business development	44	22	26	107	105
Amortization of intangible assets	19	19	26	82	104
Other	144	199	191	617	555
Total noninterest expense	2,967	2,918	2,925	11,514	11,004
Income
Income before income taxes	1,065	1,162	903	4,648	4,468
Provision for income taxes	196	219	148	877	842
Net income	869	943	755	3,771	3,626
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(6)	4	(5)	(12)	(9)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	863	947	750	3,759	3,617
Preferred stock dividends	(41)	(66)	(48)	(207)	(194)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$822	$881	$702	$3,552	$3,423

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year ended
	Dec. 31, 2021	Sept. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
(in dollars)
Basic	$1.01	$1.04	$0.79	$4.17	$3.84
Diluted	$1.01	$1.04	$0.79	$4.14	$3.83

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BNY Mellon 4Q21 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented the measure of fee revenue, excluding money market fee waivers – Non-GAAP. We believe that this measure is useful information for investors for evaluating the impact of current interest rates and market conditions on fee revenue growth rates and the performance of our business.

Fee revenue reconciliation			4Q21 vs.			2021 vs.
(dollars in millions)	4Q21	4Q20	4Q20	2021	2020	2020
Fee revenue	$3,231	$3,114	4%	$12,977	$12,515	4%
Less: Money market fee waivers	(278)	(149)		(1,027)	(368)
Fee revenue, excluding money market fee waivers – Non-GAAP	$3,509	$3,263	8%	$14,004	$12,883	9%

BNY Mellon has presented revenue measures excluding notable items, including losses on business sales. Expense measures, excluding notable items, including litigation reserves, severance expense and real estate charges are also presented. Litigation reserves represents accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before tax measures, excluding the notable items mentioned above are provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliations of Non-GAAP measures, excluding notable items					4Q21 vs.
(in millions, except per share amounts)	4Q21		4Q20		4Q20
Total revenue – GAAP	$4,015		$3,843		4%
Impact of notable items (a)	—		(61)
Total revenue – Non-GAAP	$4,015		$3,904		3%

Noninterest expense – GAAP	$2,967		$2,925		1%
Impact of notable items (a)	37		165
Noninterest expense – Non-GAAP	$2,930		$2,760		6%

Diluted earnings per common share – GAAP	$1.01		$0.79		28%
Impact of notable items (a)	(0.04)		(0.18)
Diluted earnings per common share – Non-GAAP	$1.04	(b)	$0.96	(b)	8%
(a)    Notable items in 4Q21 include severance expense and litigation reserves. Notable items in 4Q20 include litigation reserves, severance expense, losses on business sales (reflected in investment and other revenue) and real estate charges.
(b)    Does not foot due to rounding.

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BNY Mellon 4Q21 Earnings Release

Reconciliations of Non-GAAP measures, excluding notable items - Securities Services business segment				4Q21 vs.
(in millions)	4Q21	3Q21	4Q20	3Q21	4Q20
Noninterest expense – GAAP	$1,490	$1,543	$1,504	(3)%	(1)%
Impact of notable items (a)	21	70	84
Noninterest expense – Non-GAAP	$1,469	$1,473	$1,420	—%	3%

Income before taxes – GAAP	$350	$313	$215	12%	63%
Impact of notable items (a)	(21)	(70)	(84)
Income before taxes – Non-GAAP	$371	$383	$299	(3)%	24%
(a)    Notable items in 4Q21, 3Q21 and 4Q20 include litigation reserves and severance expense.

Note: In 4Q21, we disaggregated our former Investment Services business segment into two new business segments, Securities Services and Market and Wealth Services. See the Current Report for Form 8-K dated Dec. 8, 2021 for additional information.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, innovation in products and services, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Annual Report on Form 10-K for the year ended Dec. 31, 2021. All forward-looking statements in this Earnings Release speak only as of Jan. 18, 2022, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 4Q21 Earnings Release
ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of Dec. 31, 2021, BNY Mellon had $46.7 trillion in assets under custody and/or administration, and $2.4 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on Jan. 18, 2022. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 444308, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on Jan. 18, 2022. Replays of the conference call and audio webcast will be available beginning Jan. 18, 2022 at approximately 2:00 p.m. ET through Feb. 18, 2022 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 3619155. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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